UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party Other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12.

RING ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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1725 Hughes Landing Blvd., Suite 900

The Woodlands, TX 77380

SUPPLEMENT TO PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

The following information is a supplement to the Ring Energy, Inc. (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2021 (the “Proxy Statement”) for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 25, 2021, at 10 a.m., central time, at office building located at 1725 Hughes Landing Blvd., The Woodlands, Texas 77380. This corrects and supplements statements concerning Proposal 4 on page 7 of the Proxy Statement.

Pursuant to NYSE American requirements, abstentions will have the effect of a vote against Proposal 4, the proposal to approve the Company’s 2021 Long-Term Incentive Plan, which requires the affirmative vote of the majority of votes cast on such proposal.

Except as set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Date: April 30, 2021